Exhibit 107

Calculation of Filing Fee Tables
S-8
Anika Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2017 Omnibus Incentive Plan, as amended, Common stock, $0.01 par value per share	Other	475,000	$ 9.775	$ 4,643,125.00	0.0001381	$ 641.22
Total Offering Amounts:						$ 4,643,125.00		$ 641.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 641.22
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933. The price per share and aggregate offering price are calculated on the basis of $9.775, average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on October 31, 2025. (3) Represents an additional 475,000 shares of Common Stock issuable under the Plan. These 475,000 shares of Common Stock represent an increase in the number of shares of Common Stock reserved for issuance under the Plan, which increase was approved by the Registrant's stockholders on June 20, 2025, at the Registrant's 2025 Annual Meeting of Stockholders. Shares available for issuance under the Plan were previously registered on Prior Registration Statements.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A